POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MANDA GHAFERI and MICHEL JOO, or each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which AUGUSTAR LIFE INSURANCE COMPANY serves as Depositor or is Registrant, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as they might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; or (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

Registrant: AuguStar Variable Account A (811-1978)

Product	1933 Act No	Product	1933 Act No
ONcore Premier (sold before October 1, 2012)	333-43515	ONcore Ultra	333-134288
ONcore Premier (sold on or after October 1, 2012)	333-182250	ONcore Ultra II	333-156432
ONcore Premier II	333-164070	ONcore Value (sold before October 1, 2012)	333-43513
ONcore Flex	333-43511	ONcore Value (sold on or after October 1, 2012)	333-182248
ONcore Flex II	333-164069	ONcore Wealth Foundation 4	333-171785
ONcore Lite	333-52006	ONcore Wealth Foundation 7	333-171785
ONcore Lite II	333-156430	ONcore Wrap	333-134982
ONcore Lite III	333-164075	ONcore Xtra (sold before October 1, 2012)	333-86603
ONcore Select 4	333-212677	ONcore Xtra (sold on or after October 1, 2012)	333-182249
ONcore Select 7	333-212677	ONcore Xtra II	333-164073

Signature	Title	Date

/s/ Anurag Chandra	Director, Chairman of the Board	9/22/2025
Anurag Chandra

/s/ Philippe Charette	Director	9/23/2025
Philippe Charette

/s/ Patricia Guinn	Director	9/23/2025
Patricia Guinn

/s/ Salman Hasnain	Director	9/25/2025
Salman Hasnain

/s/ Wes Thompson	Director	9/23/2025
Wes Thompson

/s/ Steven C. Verney	Director	9/24/2025
Steven C. Verney

/s/ Lori Dashewich	Senior Vice President, Chief Financial Officer (Principal Accounting	9/22/2025
Lori Dashewich	Officer and Principal Financial Officer)